EXHIBIT 10.1


                                   CULP, INC.
                           2007 EQUITY INCENTIVE PLAN
                           --------------------------

                          STOCK OPTION AWARD AGREEMENT
                          ----------------------------

         THIS STOCK OPTION AWARD AGREEMENT (this "Agreement"), made effective as of ____________, 2008 (the --------- "Grant Date"), is by and between
_____________________  (the  "Participant")  and  Culp,  Inc.  (the  "Company").


                              BACKGROUND STATEMENT
                              --------------------

         The Company maintains the Culp, Inc. 2007 Equity Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the Compensation Committee of the Board or such other committee of the Board as the Board may designate, which administers the Plan (the "Committee"), to receive the Awards specified in this Agreement pursuant to the Plan. On the Grant Date, the Participant was granted the Awards described herein under the Plan and to be evidenced by this Agreement, which may be physically executed and delivered after the Grant Date.

         NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

         1. Terms of Stock Option Award.

         (a) Grant of Options. Pursuant to the Plan, the Company hereby grants to the Participant, as of the Grant Date, options (the "Options") to purchase all or any part of an aggregate of _______ shares of the Company's Common Stock (the "Option Shares"), subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan. The exercise price for the Options (the "Exercise Price") is $______ per Option Share. The Options and this Agreement are subject to all of the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference, and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

         (b) Qualified Stock Options. To the extent allowed under applicable law, the Options are intended to constitute "incentive stock options" as that term is used in Section 422 of the Internal Revenue Code, as amended.

         (c) Period of Exercise. Subject to the limitations of this Agreement (including, without limitation, the vesting requirements specified in this Agreement) and the Plan, the Options shall be exercisable for a period of ten years beginning on the Grant Date and ending on ____________, 2018 (the "Expiration Date").


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          (d) Vesting.  The Options shall vest in  accordance  with the terms of paragraph 2 of this Agreement.

          (e) Exercise of Options. Subject to the terms of this Agreement and the Plan, the vested Options may be exercised in whole or in part by giving written notice to the [Vice President, Human Resources] of the Company at its corporate headquarters prior to the Company's close of business on the Expiration Date, or if the Expiration Date is not a business day, on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of Option Shares that the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for the Option Shares indicated by the Participant's election. Payment shall be by cash (or its equivalent) or in accordance with Section 2.5 of the Plan, subject to such rules as may be established by the Committee, if any, as established by the Committee for such purpose from time to time. The Options shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or federal securities laws or the rules and regulations of any securities exchange on which the Company's common stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

          (f) No Rights as Shareholder. Except as provided in the Plan, or this Agreement, a Participant holding Options shall not have, with respect to such instruments, any of the rights of a shareholder of the Company or any right to receive dividends until a stock certificate has been duly issued following exercise of the Options as provided herein.

          2. Vesting. The Options are not vested as of the Grant Date, but rather will vest according to the following schedule:

              2009     -      20% shares

              2010     -      20% shares

              2011     -      20% shares

              2012     -      20% shares

              2013     -      20% shares

          3. Transferability. Except as provided for in Section 7.2 of the Plan, an Award granted pursuant to this Agreement is not transferable other than as designated by the Participant by will, the laws of descent and distribution or a qualified domestic relations order.

          4. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, which shall have all powers with respect to this Agreement as it has with respect to the Plan (to the fullest extent permitted by the Plan). Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

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          5. Plan  Governs.  Notwithstanding  anything in this  Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which is attached hereto. This Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. If and to the extent of a conflict between this Agreement and the terms of the Plan, the terms of the Plan will govern.

          6. No Right to Employment. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board or the Committee under the Plan, or the granting of any Award pursuant to this Agreement shall be deemed (a) to create any obligation on the part of the Company or any Subsidiary to retain the Participant in the employ of, or continue the provision of services to, the Company or any Subsidiary, or (b) to be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue as an employee for any period of time or at any particular rate of compensation.

          7. Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, at the Company's corporate headquarters.

          8. Amendment. Subject to the terms of the Plan, this Agreement may be amended or modified by (i) unilateral action of the Committee or (ii) written agreement of the Participant and the Company, in each case without the consent of any other person.

          9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to conflicts of law principles thereof.

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         IN WITNESS  WHEREOF,  the Participant has executed this Agreement,  and the Company has caused this Agreement to be executed in its name and on its behalf, effective as of the Grant Date.

                                   PARTICIPANT:


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                                   Print Name:
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                                   CULP, INC.


                                   By:
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                                   Its:
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